UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

E-SMART CORP.

(Exact name of registrant as specified in its charter)

Nevada	35-2810816
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Diana Vasylenko

7311 Oxford Ave

Philadelphia, PA 19111

Tel. +1620-3079197

Email: office@e-smart.io

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ( )

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. (X)

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ( )

Securities Act S-1 registration statement file number to which this form relates: 333-275161

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 Par Value Per Share

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.001 per share (the “Common Stock”), of E-Smart Corp., a Nevada corporation (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-275161) initially filed with the U.S. Securities and Exchange Commission on October 25, 2023 (as amended from time to time, the “Registration Statement”). The description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 415 under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The exhibits are incorporated by reference of the same number to the Registrant’s Registration Statement on S-1, as amended, originally filed with the Securities and Exchange Commission on October 25, 2023.

Exhibit Number	Description
3.1	Articles of Incorporation of the Registrant dated June 6, 2023
3.2	Bylaws of the Registrant dated June 6, 2023
3.3	Amendment to Bylaws of the Registrant
5.1	Opinion of Counsel
10.1	Loan agreement dated June 6, 2023
10.2	Full Stack Development Agreement between the Registrant and Log Horizon Trading Limited
23.1	Consent of Auditor
99.1.	Subscription Agreement
107	Calculation of Filing Fee Tables

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

E-SMART CORP.

By: /s/ Diana Vasylenko

Name: Diana Vasylenko
Title: President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

Date: March 31, 2025